EXHIBIT 23.1








                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of GS Financial Products U.S., L.P. (the "Company") on Form S-3 (File No. 33-99948), filed with the Securities and Exchange Commission on December 1, 1995, of our report dated February 7, 1997 on our audits of the balance sheets of GS Financial Products US Co. as of November 24, 1995 and November 29, 1996, which report is included in the Current Report of the Company on Form 8-K dated February 27, 1997.

                                          COOPERS & LYBRAND L.L.P.



New York, New York
February 27, 1997.